UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2006
Date of Report (Date of earliest event reported)

Global Developments Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	98-0453932
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 510 - 999 West Hastings Vancouver, B.C.	V6C 2W2
(Address of principal executive offices)	(Zip Code)

604-685-7552
Issuer's telephone number

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01  Other Events

The attached announcement was released to the news media on November 13, 2006. GLOBAL INVESTMENT UPDATE:

Tech Industry Innovator Fred Greenberg Joins Veridigm's Board of Directors

Nov 13, 2006 3:15:00 AM

LOS ANGELES, Nov. 13 /PRNewswire/ -- Fred Greenberg, a video compression technology pioneer and the Chairman of Veridigm's joint venture partner Jump Communications, Inc., has joined the Board of Directors of Veridigm (OTC Bulletin Board: ENSY), it was announced today by company CEO Jeff Flammang. Veridigm (formerly eNotes Systems) is a telemedicine company connecting healthcare providers with patients in remote locations with "live" real-time two-way video, audio, and medical data communications.

As one of the first video compression technology developers, Mr. Greenberg helped provide the foundation for such technical milestones as the now ubiquitous MPEG video compression format and satellite television delivery systems such as DIRECTV. The association between Veridigm and Mr. Greenberg has provided the company with a private telecommunications network and proprietary hardware based video compression and digital transmission technologies that deliver two-way simultaneous real-time (no perceptible delay) "television" quality video, audio, and data. [Missing Graphic Reference]

As a result, Veridigm's clients can experience normal conversations and communications, including the ability to simultaneously "talk over" each other as on a conventional telephone, even though they may be talking across the world. By offering full frame, full color, 30 frames per second real-time video conferencing along with CD-quality audio and data, Veridigm removes the physical boundaries between doctor and patient making telemedicine encounters an interactive life-like experience.

"Fred Greenberg is a true technology pioneer, and we are honored to welcome him to our Board of Directors," stated Mr. Flammang. "Mr. Greenberg is now poised to assume a similar stature as an innovator in the fields of telemedicine, bi-directional compression technologies and healthcare network communication systems. I look forward to his technical and business counsel and to his continued friendship as Veridigm begins an ambitious new phase of expansion over the months ahead."

Added Mr. Greenberg, "Under the leadership of Jeff and his talented team of executives, Veridigm has the opportunity to truly re-define healthcare as we know it. I look forward to playing a role in the creation of the communication and data transmission network that will enhance medical care and extend its reach to those who would otherwise be financially or geographically unable to receive the healthcare services they deserve and need."

About Veridigm

A telemedicine and network communication company based in Los Angeles, California, Veridigm enables doctors, healthcare providers, and patients in disparate locations to interact, exchange and display complex diagnostic audio/video, in real-time and in complete privacy. Helping eradicate the geographic and financial barriers keeping countless rural patients from receiving proper care from remote urban health specialists, Veridigm develops, markets, and sells its proprietary telemedicine products and services to major hospitals, medical facilities, and other healthcare-related centers throughout North America and eventually worldwide. For more information please visit [Missing Graphic Reference]www.veridigm.com.

Forward-Looking Statement: The statements in the press release that relate to the Company's expectations with regard to the future impact on the Company's results from acquisitions or actions in development are forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those contained in such statements. Such risks, uncertainties, and factors include, but are not limited to, future capital needs, changes, and delays in product development plans and schedules, or market acceptance.

SOURCE Veridigm

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Developments Inc.

Date: November 13, 2006	By:	/s/ John D. Briner
John D. Briner
President